Exhibit (n) (2) (d)
SCHEDULE A
(to PLF Multi-Class Plan)

Fund Name	Share Class(es)
PL Portfolio Optimization Conservative Fund	A, B, C, R, Advisor*
PL Portfolio Optimization Moderate-Conservative Fund	A, B, C, R, Advisor*
PL Portfolio Optimization Moderate Fund	A, B, C, R, Advisor*
PL Portfolio Optimization Moderate-Aggressive Fund	A, B, C, R, Advisor*
PL Portfolio Optimization Aggressive Fund	A, B, C, R, Advisor*

* Advisor Class to commence operations on December 31, 2012.

PL Money Market Fund	A, B, C
PL Income Fund	A, C, I, Advisor
PL Floating Rate Income Fund	A, C, I, P**, Advisor
PL High Income Fund	A, C, I, Advisor
PL Short Duration Income Fund	A, C, I, Advisor
PL Strategic Income Fund	A, C, I, Advisor
PL Alternative Strategies Fund***	A, C, Advisor

** Class P is anticipated to commence operations on December 31, 2012.

*** This Fund to commence operations on December 31, 2012.

PL Floating Rate Loan Fund	P
PL Small-Cap Value Fund	P
PL Main Street® Core Fund	P
PL Emerging Markets Fund	P
PL Small-Cap Growth Fund	P
PL International Value Fund	P
PL Large-Cap Value Fund	P
PL Short Duration Bond Fund	P
PL Growth LT Fund	P
PL Mid-Cap Equity Fund	P
PL Large-Cap Growth Fund	P
PL International Large-Cap Fund	P
PL Managed Bond Fund	P
PL Inflation Managed Fund	P
PL Comstock Fund	P
PL Mid-Cap Growth Fund	P
PL Real Estate Fund	P
PL Emerging Markets Debt Fund	P
PL Currency Strategies Fund	P
PL Global Absolute Return Fund
PL Precious Metals Fund
Effective: December 7, 2012